Exhibit 1

JOINT FILING AGREEMENT

This joint filing agreement (this “Agreement”) is made and entered into as of this 15th day of February, 2023, by and between, Greenhill Capital Partners III, L.P., Greenhill Capital Partners (Employees) III, L.P., Greenhill Capital Partners (GHL) III, L.P., Greenhill Capital Partners (Cayman Islands) III, L.P., GCP Capital Partners (Cayman) IV, L.P. and GCP Capital Partners IV, L.P.

The parties to this Agreement hereby acknowledge and agree that the foregoing statement on Schedule 13G in respect of the shares of Class A Common Stock, par value $0.001 per share, of Zeta Global Holdings Corp. (to which this Agreement is an exhibit) is filed on behalf of each of the parties to this Agreement and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The parties to this Agreement acknowledge that each shall be responsible for the timely filing of the Schedule 13G and any such amendments thereto, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making the filing, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Greenhill Capital Partners III, L.P.

/s/ Boris Gutin
By: Boris Gutin
Title: Managing Director

Greenhill Capital Partners (Employees) III, L.P.

/s/ Boris Gutin
By: Boris Gutin
Title: Managing Director

Greenhill Capital Partners (GHL) III, L.P.

/s/ Boris Gutin
By: Boris Gutin
Title: Managing Director

Greenhill Capital Partners (Cayman Islands) III, L.P.

/s/ Boris Gutin
By: Boris Gutin
Title: Managing Director

GCP Capital Partners (Cayman) IV, L.P.

/s/ Boris Gutin
By: Boris Gutin
Title: Managing Director

GCP Capital Partners IV, L.P.

/s/ Boris Gutin
By: Boris Gutin
Title: Managing Director